                                 SIXTH AMENDMENT

                          Dated as of February 24, 1995

     THIS SIXTH AMENDMENT, dated as of February 24, 1995, amends the Revolving Loan Agreement, dated as of March 30, 1990 (herein, as previously amended, called the "Credit Agreement") , among MICHAEL FOODS, INC. (herein called the "Company"), the banks listed therein (herein called the "Banks") and BANK OF AMERICA ILLINOIS (formerly known as Continental Bank N.A.), as Agent (herein, in such capacity, called the "Agent"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the Company, the Banks and the Agent have entered into the Credit Agreement which provides for the Banks to make Advances to the Company from time to time; and

     WHEREAS, the Company and the Banks have agreed that Bank of America National Trust and Savings Association shall succeed Bank of America Illinois as agent; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain other respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENTS. Effective on (and subject to the occurrence of) the Sixth Amendment Effective Date (as defined below), the Credit Agreement shall be amended in accordance with SECTIONS 1.1 through 1.22 below:

     SECTION 1.1 PREAMBLE. The preamble of the Agreement is amended by deleting the phrase beginning "CONTINENTAL BANK" to the end of the sentence and replacing it with the following:

          BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association having its principal office at 1455 Market Street, Agency Management Services #5596, San Francisco, California 94103, as Agent.

     SECTION 1.2 AGENT. The definition of "Agent" contained in Section 1.1 of the Credit Agreement is amended by deleting the word "Continental" therein and substituting the word "BofA".

     SECTION 1.3 BANKING DAY. The definition of "Banking Day" contained in
Section 1.1 of the Credit Agreement is amended by inserting immediately after the words "Chicago, Illinois" the words "and San Francisco, California".

     SECTION 1.4 EBITDA. The definition of "EBITDA" contained in Section 1.1 of the Credit Agreement is deleted in its entirety.

     SECTION 1.5 INTERBANK RATE. The definition of "Interbank Rate" contained in Section 1.1 of the Credit Agreement is amended by deleting the phrase "amount of the Agent's portion" in the second to last line thereof and replacing it with the phrase "aggregate amount".

     SECTION 1.6 INTERBANK RATE (RESERVE ADJUSTED). The definition of "Interbank Rate (Reserve Adjusted)" contained in Section 1.1 of the Credit Agreement is amended by deleting the fraction "1/100" in the third line thereof and replacing it with the fraction "1/16".

     SECTION 1.7 MARGIN. The definition of "Margin" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

          "MARGIN" means (i) prior to the effectiveness of the Sixth Amendment to this Agreement, 0.625% and (ii) thereafter, the rate per annum set forth in the schedule below opposite the applicable Interest Coverage Ratio:

     Interest Coverage
     Ratio                                   Margin
     -----------------                       -------
     Greater than or equal                   0.30%
     to 5.0 to 1

     Greater than or equal                   0.35%
     to 3.0 to 1 but less
     than 5.0 to 1

     Less than 3.0 to 1                      0.45%.

          The Margin shall be 0.35% commencing on the date of the effectiveness of the Sixth Amendment to this Agreement and thereafter shall be adjusted 60 days or, in the case of the last fiscal quarter of any fiscal year, 90 days after the end of each fiscal quarter (beginning with the fiscal quarter ended December 31, 1994) based on the Interest Coverage Ratio as of the last day of such fiscal quarter; IT BEING UNDERSTOOD that (a) if the Company fails to deliver the financial statements required by Section 8.1(a) or (b) by the 60th (or, if applicable, the 90th) day after any fiscal quarter, the Margin shall be 0.45% until such financial statements are delivered; and (b) no decrease in the Margin shall be effected on any date on which an Event of Default exists (but shall be delayed until the first date on which no Event of Default exists). Any change in the Margin shall be immediately effective for all outstanding Eurodollar Advances.

     SECTION 1.8 REFERENCE RATE. The definition of "REFERENCE RATE" contained in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

          "REFERENCE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors, including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above,
     or below such announced rate.)   Any change in the reference rate announced
     by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     SECTION 1.9 RESTRICTED INVESTMENT. The definition of "Restricted Investment" contained in Section 1.1 of the Credit Agreement is amended by deleting the word "Continental" wherever it appears in clause (iii) thereof and replacing it with the words "BofA or any Affiliate thereof".

     SECTION 1.10 TERMINATION DATE. The definition of "Termination Date" contained in Section 1.1 of the Credit Agreement is amended by deleting the date "January 31, 1996" therein and substituting the date "March 31, 1997" therefor.

     SECTION 1.11 DEFINITIONS. Section 1.1 of the Credit Agreement is amended by adding the following definitions:

          "AGENT-RELATED PERSONS" means BofA and any successor agent arising under Section 12.9, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "ARRANGER" means BA Securities, Inc., a Delaware corporation.

          "BAI" means Bank of America Illinois, an Illinois banking corporation, formerly known as Continental Bank N.A.

          "BofA" means Bank of America National Trust and Savings Association, a national banking association.

          "EBIT" means, for any period of determination, the consolidated Net Income of the Company and its Subsidiaries for such period before deducting interest expense and tax expense, all as determined in accordance with generally accepted accounting principles.

          "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, "H.15(519)") on the preceding Banking Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Banking Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

          "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "INTEREST COVERAGE RATIO" means, as of the last day of any fiscal quarter of the Company, the ratio of (a) EBIT for the period of four fiscal quarters ending on such day to (b) the consolidated interest expense of the Company and its subsidiaries for such period.

     SECTION 1.12 BORROWING PROCEDURE. Section 2.3 of the Credit Agreement is amended by:

     (a) deleting the words "two (2)" which appear in the fourth and sixth lines thereof and replacing them with the words "three (3)"; and

     (b) deleting the last sentence thereof and replacing it with the following sentence:

               Each borrowing of Advances shall be in an aggregate principal amount of $500,000 or a higher integral multiple of $100,000.

     SECTION 1.13 CONTINUATION AND/OR CONVERSION OF ADVANCES. Section 2.4 of the Credit Agreement is amended by (a) deleting the words "two (2)" which appear in the eighth and tenth lines thereof and replacing them with the words "three (3)"; and (b) adding the following sentence at the end thereof:

     Each conversion or continuation of Advances shall be in an aggregate principal amount of $500,000 or a higher integral multiple of $100,000.

     SECTION 1.14   FACILITY FEE.   Section 4.2 of the Credit Agreement is
amended in its entirety (including both clause (a) and clause (b) thereof) to read as follows:

     4.2 FACILITY FEE. The Company agrees to pay to the Agent, for the ratable benefit of the Banks, a facility fee at a rate per annum equal to the Facility Fee Rate on the daily average amount of the Credit (whether used or unused). Such facility fee shall be payable in arrears on (i) the first day of each January, April, July and October and (ii) on the Termination Date or, if earlier, the date the Credit terminates for any period then ending for which such facility fee shall not have been theretofore paid.

     For purposes of this Section 4.2, "Facility Fee Rate" means the rate per annum set forth in the schedule below opposite the applicable Interest Coverage
Ratio:

Interest Coverage                     Facility
Ratio                                 Fee Rate
-----------------                     --------

Greater than or equal                   0.15%
to 5.0 to 1

Greater than or equal                   0.20%
to 3.0 to 1 but less
than 5.0 to 1

Less than 3.0 to 1                      0.25%.

          The Facility Fee Rate shall be 0.20% commencing on the date of the effectiveness of the Sixth Amendment to this Agreement and thereafter shall be adjusted 60 days or, in the case of the last fiscal quarter of any fiscal year, 90 days after the end of each fiscal quarter (beginning with the fiscal quarter ended December 31, 1994) based on the Interest Coverage Ratio as of the last day of such fiscal quarter; IT BEING UNDERSTOOD that
     (a) if the Company fails to deliver the financial statements required by
     Section 8.1(a) or (b) by the 60th (or, if applicable, the 90th) day after any fiscal quarter, the Facility Fee Rate shall be 0.25% until such statements are delivered; and (b) no decrease in the Facility Fee Rate shall be effected on any date on which an Event of

     Default exists (but shall be delayed until the first date on which no Event of Default exists). Any change in the Facility Fee Rate shall be immediately effective for computation of the facility fee.

     SECTION 1.15 PLACE OF PAYMENT. Section 5.1 of the Credit Agreement is amended by deleting the address in the ninth and tenth lines thereof and replacing it with the following: "Agency Management Services #5596, 1455 Market Street, 12th Floor, San Francisco, California 94103, Re: Michael Foods, Inc."

     SECTION 1.16   PREPAYMENTS.   Section 5.2 of the Credit Agreement is
amended by inserting the following before the period at the end of the sentence:
"or a higher integral multiple of $100,000".

     SECTION 1.17 FINANCIAL STATEMENTS AND OTHER REPORTS. Section 8.1 of the Credit Agreement is amended by:

     (a) in the lead-in sentence thereof, inserting immediately after the words "to each Bank" the words "and to the Agent"; and

     (b) in clause (g) thereof, inserting immediately before the words "any Bank" the words "the Agent or".

     SECTION 1.18 BOOKS, RECORDS AND ACCESS. Section 8.5 of the Credit Agreement is amended by inserting immediately before the words "any Bank" which appear in the seventh line thereof, the words "the Agent or".

     SECTION 1.19 INSURANCE REPORTS. Section 8.7 of the Credit Agreement is amended by inserting immediately before the words "the Banks" in the first line thereof, the words "the Agent and".

     SECTION 1.20 CERTIFICATION. Section 9.3 of the Credit Agreement is amended by inserting immediately before the words "each Bank" in the second line thereof, the words "the Agent and".

     SECTION 1.21 RELATIONSHIP AMONG BANKS. Section 12 of the Credit Agreement is amended in its entirety to read as follows:

     12.   THE AGENT

          12.1 APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably (subject to Section 12.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other document executed in connection with this Agreement (herein, a "Loan Document") and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto.
Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     12.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     12.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

     12.4 RELIANCE BY AGENT. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, confirmation from the Banks of their obligation to indemnify the Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Section 10, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

          12.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Event of Default or Unmatured Event of Default as may be requested by the Majority Banks in accordance with Section 11; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Unmatured Event of Default as it shall deem advisable or in the best interest of the Banks.

          12.6 CREDIT DECISION. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any - Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          12.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; PROVIDED, HOWEVER, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the expiration or termination of the Credit and payment of the Notes and other liabilities of the Company hereunder and the resignation or replacement of the Agent.

          For the purposes of this Section 12.7, "Indemnified Liabilities" shall mean: "any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Advances and the termination, resignation or replacement of the Agent or replacement of any
     Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code or appellate proceeding) related to or arising out of this Agreement or the Advances or the use of the proceeds thereof, whether or not any Agent-Related Person, any Bank or any of their respective officers, directors, employees, counsel, agents or attorneys-in-fact is a party thereto."

          12.8 AGENT IN INDIVIDUAL CAPACITY. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to their Loans, BofA and its Affiliates shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though BofA were not the Agent, and the terms "Bank" and "Banks" include BofA and its Affiliates, to the extent applicable, in their individual capacities.

          12.9 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks.
     If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
     Section 12 and Section 13.3 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

          12.10   WITHHOLDING TAX.

               (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                    (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                    (iii) such other form or forms as may be required under the
               Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

               (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

               (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

               (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

               (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including reasonable fees of attorneys for the Agent (including the allocable costs of internal legal services and all disbursements of internal counsel)). The obligation of the Banks under this subsection shall survive the expiration or termination of the Credit and payment of the Notes and other liabilities of the Company hereunder and the resignation or replacement of the Agent.

     SECTION 1.22 SIGNATURE PAGES. The signature pages to the Credit Agreement with respect to the Banks are amended by (a) deleting The First National Bank of Boston therefrom and (b) deleting the existing "Amount of Commitment" and "Share" of each Bank and substituting the following therefor:


     Amount of
     Commitment          Share
     ----------          -----
     $25,000,000         45.45454546%   Bank of America Illinois

     $10,000,000         18.18181818%   Toronto Dominion (Texas), Inc.

     $5,000,000          9.09090909%    FirsTier Bank, N.A., Lincoln

     $15,000,000         27.27272727%   Cooperatieve Centrale
                                        Raiffeisenboerenleenbank B.A.,
                                        "Rabobank Nederland"

     SECTION 2 ASSIGNMENT OF AGENCY. Bank of America Illinois hereby assigns all of its rights, responsibilities and obligations as agent under the Credit Agreement, and any documents executed in connection therewith, to Bank of America National Trust and Savings Association ("BofA"), as successor Agent. BofA hereby assumes all of the rights, responsibilities and obligations of the Agent under and pursuant to the terms of the Credit Agreement as amended hereby. Each of the Banks hereby acknowledges and approves BofA as successor Agent under the Credit Agreement and any documents executed in connection therewith.

     SECTION 3 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Banks that (a) each warranty set forth in Section 7 of the Credit Agreement is true and correct as of the date of the execution and delivery of this Sixth Amendment by the Company, with the same effect as if made on such date, except for such changes that do not constitute an Event of Default or an Unmatured Event of Default under the Credit Agreement, (b) the execution and delivery by the Company of this Sixth Amendment and the New Notes (as hereinafter defined) and the performance by the Company of its obligations under the Credit Agreement, as amended hereby (herein, as so amended, called the "Amended Credit Agreement"), and under the New Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary governmental approval and
(iv) do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any indenture, loan agreement or other contract, order or decree which is binding upon the Company and (c) the Amended Credit Agreement and the New Notes are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     SECTION 4 EFFECTIVENESS. The amendments set forth in SECTION 1 above and the assignment of the agency function set forth in SECTION 2 above shall become effective on such date (herein called the "Sixth Amendment Effective Date") when the Agent shall have received (i) evidence, satisfactory to the Agent, that the Company has repaid all principal, interest and accrued fees, and any other amounts then due and payable, to The First National Bank of Boston under the Credit Agreement and (ii) each of the following documents, each in form and substance satisfactory to the Agent and the Banks: (a) counterparts of this Sixth Amendment executed by the parties hereto; (b) new Notes, substantially in the form of Exhibit A to the Credit Agreement (herein called the "New Notes"), payable to the order of Bank of America Illinois and Cooperatieve Centrale Raiffeisenboerenleenbank B.A., "Rabobank Nederland" ("Rabobank") in the respective amounts of their commitments as increased hereby (it being understood that such Banks shall promptly return to the Company the Notes previously issued to them, marked to show that such Notes have been superseded); (c) certified copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery of this Sixth Amendment and the New Notes and the performance by the Company of its obligations under the Amended Credit Agreement and the New Notes; (d) the opinion of Maun & Simon, PLC, counsel to the Company; and (e) such other documents as the Agent or any Bank may reasonably request in connection with the Company's authorization, execution and delivery of this Sixth Amendment and the New Notes.

     SECTION 5   DELETION OF BANK; FUNDING BY BANKS TO MAKE ADVANCES PRO RATA.
(a) Concurrently with the effectiveness of this Sixth Amendment pursuant to
SECTION 4, The First National Bank of Boston shall cease to be a "Bank" under and for all purposes of the Credit Agreement and shall no longer have any rights or obligations thereunder, except for (i) rights to receive payment of indemnities, reimbursements and other similar amounts from the Company (including, without limitation, rights under Section 6.4 of the Credit Agreement), and (ii) obligations to indemnify, reimburse or make payment to the Agent, any Bank or the Company with respect to actions, failures to act, conditions, circumstances or events on or prior to the date of such effectiveness. The First National Bank of Boston agrees that it will promptly return to the Company the Note issued to such institution under the Credit Agreement, marked to show that such Note has been cancelled.

     (b) On the Sixth Amendment Effective Date, each of Rabobank and Bank of America Illinois shall remit to the Agent for delivery to the Company additional funds in the amount necessary to cause such Bank's share of all outstanding borrowings of Advances (and all existing Interest Periods) to be equal to such Bank's pro rata share thereof based on its commitment after giving effect hereto. The Company agrees that it will indemnify each such Bank upon demand for any loss or expense which such Bank may sustain or incur as a result of the funding of any Advance pursuant to the foregoing sentence (based upon the difference, if any, between the funding cost for such Bank for the remaining portion of the applicable Interest Period and the funding cost such Bank would have incurred had such Bank funded such Advance on the first day of such Interest Period); PROVIDED that the Company shall only be obligated to pay the net loss or expense incurred by any Bank after taking into account the corresponding benefit, if any, to such Bank as a result of funding any other Advance pursuant to the foregoing sentence (but no Bank shall be obligated to reimburse the Company for any net benefit to such Bank resulting from such fundings).

     SECTION 6 NOTICES. As of the date of the effectiveness hereof, all notices delivered to the Agent shall be delivered to the following address:

     Bank of America National Trust and Savings Association
     Agency Management Services #5596
     1455 Market Street, 12th Floor
     Re: Michael Foods, Inc.
     San Francisco, California 94103
     Telephone: (415) 953-4370
     Facsimile: (415) 622-4894

     SECTION 7   MISCELLANEOUS.

     SECTION 7.1 CONTINUING EFFECTIVENESS, ETC. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Sixth Amendment Effective Date, all references in the Credit Agreement and the Notes to "Revolving Loan Agreement", "Agreement" or similar terms shall refer to the Amended Credit Agreement.

     SECTION 7.2 COUNTERPARTS. This Sixth Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Sixth Amendment.

     SECTION 7.3 GOVERNING LAW. This Sixth Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

     SECTION 7.4 SUCCESSORS AND ASSIGNS. This Sixth Amendment shall be binding upon the Company, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Agent and the respective successors and assigns of the Banks and the Agent.

      SECTION 7.5 ACKNOWLEDGEMENT REGARDING FEES. The Company acknowledges that the fees accrued under Section 4.2 of the Credit Agreement as in effect prior to the effectiveness of this Sixth Amendment shall (except in the case of The First National Bank of Boston) be due and payable on April 1, 1995 (or, if earlier, the date the Credit terminates).

     Delivered at Chicago, Illinois, as of the day and year first above written.

                                   MICHAEL FOODS, INC.


                                   By:  /s/ John Reedy
                                        -----------------------------------
                                   Title: Vice President, Finance

                                   BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Agent


                                   By:  /s/ Matthew A. Gabel
                                        -----------------------------------
                                   Title: Vice President
                                          ---------------------------------

                                   BANK OF AMERICA ILLINOIS, formerly known as Continental Bank N.A.


                                   By:  /s/ R. Guy Stapleton
                                        -----------------------------------
                                   Title: Vice President
                                          ---------------------------------


                                   TORONTO DOMINION (TEXAS), INC.


                                   By:  /s/ Diane Barley
                                        -----------------------------------
                                   Title: Vice President
                                          ---------------------------------


                                   FIRSTIER BANK, N.A., LINCOLN


                                   By:  /s/ James M. Williams
                                        -----------------------------------
                                   Title: Vice President
                                          ---------------------------------

                                   COOPERATIEVE CENTRALE
                                   RAIFFEISENBOERENLEENBANK B.A., "RABOBANK
                                   NEDERLAND"

                                   By:  /s/ Ian Reece
                                        -----------------------------------
                                   Title: Vice President & Manager
                                          ---------------------------------


                                   By:  /s/ W. Jeffrey Vollack
                                        -----------------------------------
                                   Title: Vice President
                                          ---------------------------------

                                   Solely for purposes of
                                   Section 5 hereof:

                                   THE FIRST NATIONAL BANK OF BOSTON


                                   By:  /s/ Rod Guinn
                                        -----------------------------------
                                   Title:  Director
                                          ---------------------------------